INVESTMENT ADVISER CODE OF ETHICS
REX CAPITAL ADVISORS, LLC

This Code of Ethics (the “Code”) sets forth both general principles and specific prohibitions with which all partners, officers, directors, employees and other supervised persons (collectively, “Supervised Persons”) of REX Capital Advisors, LLC (the “Adviser”) are required to comply. The Code requires that all such persons avoid activities, interests, relationships or conflicts of interest that might interfere with making decisions in the best interests of the clients of the Adviser (“Advisory Clients”). In addition, the Code requires that the Adviser’s Supervised Persons with access to certain nonpublic information (“Access Persons”), to the extent described below and required by Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Adviser’s Act”), periodically report their personal securities transactions and holdings to the Adviser’s Chief Compliance Officer CCO (the “CCO”).

Capitalized terms not otherwise defined herein are defined in Appendix 1 attached hereto.

All supervised persons must promptly report any violation of the Code to the CCO.

Please review the Code carefully and return a signed copy of the Certification Form (Appendix 5 for Supervised Persons and Appendix 6 for Access Persons) to the CCO. Questions regarding the Code should be directed to the CCO.

I. OVERVIEW

A. Governance

This Code has been adopted by the Board of Directors of the Adviser and establishes rules of conduct for all Supervised Persons.

B. Applicability

This Code applies to all Supervised Persons.

II. STATEMENT OF GENERAL PRINCIPAL

The general fiduciary principles that direct the standard of business conduct that the Adviser requires of all its Supervised Persons and that govern the personal trading activities of Supervised Persons are as follows:

● At all times the interests of Advisory Clients must be placed first.

● All purchases or sales of securities by an Access Person or his/her Immediate Family (“Securities Transactions”) must be conducted in a manner that does not interfere with the portfolio transactions of any Advisory Clients so as to avoid any actual or potential conflicts of interest or any abuse of a Supervised Person’s position of trust and responsibility.

● Supervised Persons should not take inappropriate or unfair advantage of their relationship with Advisory Clients.
● Independence in the investment decision-making process is paramount.

III. STANDARDS OF BUSINESS CONDUCT

A.            Compliance with Laws and Regulations

Supervised Persons must adhere to the following standards of business conduct as well as comply with all applicable federal securities laws.

No Supervised Person may:

● Employ any device, scheme or artifice to defraud an Advisory Client;

● Make any untrue statement of a material fact to an Advisory Client or omit to state a material fact necessary in order to make the statements made to an Advisory Client, in light of the circumstances under which they are made, not misleading;

● Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on an Advisory Client;
● Engage in any manipulative practice with respect to an Advisory Client; or
● Engage in any manipulative practice with respect to securities, including price manipulation.

Questionable situations should be resolved in favor of the Advisory Clients and technical compliance with the Code’s procedures will not necessarily insulate from scrutiny any trades or other situations that indicate an abuse of a Supervised Person’s duties.

B.	Conflicts of Interest

As a fiduciary, the Adviser (including Supervised Persons) has an affirmative duty of care, loyalty, honesty and good faith to act in the best interests of its Advisory Clients. Compliance with this duty can be achieved by trying to avoid conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to any Advisory Client.

IV. PROHIBITED TRANSACTIONS AND ACTIVITIES

All Access Persons and their Immediate Families are prohibited from engaging in any of the following Securities Transactions in Accounts absent pre-approval of the transaction from the CCO as described in Section VI of this Code:

1. Any transaction in a Covered Security while in possession of material nonpublic information regarding the Covered Security or the issuer of the Covered Security.

2. Transactions intended to raise, lower or maintain the price of any Covered Security or to create a false appearance of active trading.

3. Purchases or sales of Covered Securities, or writing an option to purchase or sell a Covered Security, at a time when the Access Person has knowledge of an intention to purchase or sell that Covered Security on behalf of an Advisory Client. This prohibition applies whether the Securities Transaction is in the same (two purchases) or the opposite (a purchase and sale) direction as the transaction of the Advisory Client.

4. Any purchase or sale of Covered Securities, including writing an option to purchase or sell a Covered Security, on any day during which an Advisory Client has a pending “buy” or “sell” order in the same Covered Security until that order is executed or withdrawn, unless an explanation of why the trade is necessary is provided and provision is made for the Advisory Client trade to take precedence, in terms of price, over the trade in question.

5. Recommendation of any Securities Transaction to an Advisory Client without having disclosed the Access Person’s or Immediate Family member’s interest, if any, in such securities or the issuer of the securities, including without limitation:

a. such person’s direct or indirect Beneficial Interest in any securities of such issuer;

b. any contemplated transaction by such person in such securities;

c. any position with such issuer or its affiliates; or

d. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

6. Any acquisition of securities in an Initial Public Offering (other than a new offering of a registered open-end investment company).

7. Any acquisition of Covered Securities in a Limited Offering or private placement. Upon request and application as described in Section VI of this Code, the CCO may give permission to such a transaction after considering, among other factors, whether the investment opportunity should be reserved for the an Advisory Client and whether the opportunity is being offered to the Access Person by virtue of his or her position.

8. Purchases of a Portfolio Security within 60 days of a sale of the Portfolio Security, and sales of a Portfolio Security within 60 days of a purchase of the Portfolio Security absent an agreement to give up all profits of the transaction.

9. Purchases or sales of Covered Securities, or writing an option to purchase or sell a Covered Security, within seven (7) calendar days of a purchase or sale of the same Covered Securities by an Advisory Client.

V. EXEMPT TRANSACTIONS

The prohibitions and conditions described in Sections IV above shall not apply to:

● Purchases or sales of shares of registered open-end investment companies;

● Purchases or sales effected in any account over which the Access Person (i) has no direct or indirect influence or control, or (ii) has given discretionary investment authority to an independent third party;

● Purchases or sales that are non-volitional on the part of the Access Person;
● Purchases that are part of an automatic dividend reinvestment plan; or

● Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired.

VI. PRECLEARANCE OF CERTAIN CONDITIONAL TRANSACTIONS

A.	Request for Preclearance

In order to attempt to obtain preclearance from the CCO, an Access Person must submit in writing a completed and executed Access Person Preclearance Request Form (Appendix 2), which shall set forth the details of the proposed transaction. Preclearance of the transaction as described on such Form shall be evidenced by the signature of the CCO thereon. The CCO shall retain a copy with all required signatures and a copy placed in the Access Person’s file.

B.	Conditions to be Satisfied

Upon written request from an Access Person as provided in Section VI.A. above, the CCO shall have the sole discretion to preclear a personal Securities Transaction, without being required to specify any reason for such determination. The CCO shall make such determination in accordance with the descriptions of exempt transactions noted in Section V above.

C.	Additional Factors to be Considered

In addition to the factors set forth above, the CCO may take into account, among other factors, each of the following:

1. Whether the amount or nature of the transaction is likely to affect the price or market for the security.

2. Whether the Access Person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered by an Advisory Client.

C.           Compliance with Section 204A

Preclearance shall be granted by the CCO only if a purchase or sale of securities is consistent with the purposes of this Code and Section 204A of the Advisers Act. To illustrate, a purchase or sale may be considered consistent with those purposes if such purchase or sale is only remotely potentially harmful to an Advisory Client because such purchase or sale would be unlikely to affect a highly institutional market, or because such purchase or sale is clearly not related economically to the securities held, purchased or sold by the Advisory Client.

D.	Disclosure by Access Person

If preclearance to engage in a Securities Transaction is granted to an Access Person in accordance with this Code, the Access Person is under an affirmative obligation to disclose that position if such Access Person plays a material role in a subsequent investment decision regarding the same issuer. In such circumstances, investment personnel with no personal interest in the issuer shall review the investment decision to purchase such securities.

Preclearance granted to an Access Person in accordance with this Code is only effective for five (5) business days from (and including) the date of such preclearance. If the trade is not made within five (5) business days, a new clearance must be obtained.

VII. ACCESS PERSON REPORTING REQUIREMENTS

Every Access Person must provide the CCO with personal holdings disclosure reports as described below. Each report must include the date that the report was submitted. The CCO will identify all Access Persons who are required to make reports under this section of the Code and will inform those persons of their reporting obligations. A list of all persons required to make reports under this section will be maintained as described in Section VIII of this Code.

A.	Initial Holdings Report.
B.
    No later than 10 days after the date that a person becomes an Access Person or the adoption of this Code, whichever is later, each Access Person must submit to the CCO an Initial Holdings Report (Appendix 3). A copy of the information contained in the Initial Holdings Report must be current as of a date no more than 45 days prior to the date the person becomes an Access Person or the adoption of the this Code. The Initial Holdings Report must include:

1. The title and type of securities, the exchange ticker symbol or CUSIP number if applicable, the number of shares, and principal amount of each Reportable Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

2. With respect to brokerage accounts, the Initial Holdings Report must include the name of any broker, dealer, or bank with whom the Access Person maintained an account in which securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

3. The date the report is submitted.

B.           Annual Holdings Report.

Each Access Person must submit to the CCO an Annual Holdings Report (Appendix 4) which is current as of a date no more than 45 days before the report is submitted. The Annual Holdings Report must include the same information in the Initial Holdings Report outlined above.

C.           Quarterly Transaction Report

The Adviser accepts and maintains as its record duplicate copies of brokerage confirmations and account statements within 30 days after the end of each calendar quarter. As such the Adviser is not required to submit to the CCO a Quarterly Transaction Report that contains a summary of all transactions in Reportable Securities in which the Access Person had any direct or beneficial ownership conducted during the quarter.

VIII. GIFTS

A.           Accepting Gifts

On occasion, because of their position with Adviser, Supervised Persons may be offered, or may receive without notice, gifts from clients, outside vendors, or other persons who do business or are seeking to do business with Adviser. Solicitation of such gifts or gratuities is unprofessional and is strictly prohibited. This provision shall not apply to gifts received from immediate family members who give any such gifts in that capacity.

Supervised Persons may not accept lavish gifts or other extravagant gratuities from individuals seeking to conduct business with Adviser, or on behalf of any Advisory Client. However, Supervised Persons may attend business meals, sporting events, and other entertainment events at the expense of a giver, as long as the expense is reasonable and the giver is present. Supervised Persons must report the receipt of gifts over $200 to the CCO, who will maintain a record of all such gifts. Reasonable gifts received on behalf of Adviser, such as holiday gift baskets and lunches, shall not require reporting.

Supervised Persons are prohibited from giving gifts that may be deemed excessive, and must obtain approval to give any gift in excess of $200 to any investor, prospective investors, or any individual or entity that the Adviser is seeking to do business with.

If any gift is received that might be prohibited under this Code, the Supervised Person involved must immediately inform the CCO.

B. Giving Gifts

Supervised Persons may not give any gift with a value in excess of $200 per year to persons associated with securities or financial organizations, other member organization, including exchanges, commodity firms, news media, or clients of Adviser. This provision shall not apply to gifts to immediate family members given in that capacity.

IX. ADMINISTRATION AND PROCEDURAL MATTERS

The CCO shall:

1. Furnish a copy of this Code and any amendments thereto to each Supervised Person and notify each Supervised Person of his/her obligation to complete a Certification Form (Appendix 5) acknowledging receipt of the Code and any amendment and each Access Person of his/her obligation to file reports as provided by this Code (Appendix 6).

2. Supervise the implementation and enforcement of this Code.

3. Periodically review Access Persons’ personal Securities Transactions and holdings reports.

4. Determine whether any particular Securities Transaction should be exempted pursuant to the provisions of this Code.

5. Issue either personally or with the assistance of counsel, as may be appropriate, any interpretation of this Code that may appear consistent with the objectives of Rule 204A-1 under the Advisers Act and this Code.

6. Conduct such inspections or investigations as shall reasonably be required to detect and report any apparent violations of this Code.

7. Cause to be maintained in an easily accessible place, the following records:

a. a copy of any Code adopted pursuant to Rule 204A-1 of the Advisers Act which has been in effect during the past five (5) years;

b. a copy of all Certification Forms acknowledging receipt of the Code and amendments for each person who is currently, or within the past five (5) years, was a Supervised Person;

c. a copy of any preclearance, trade confirmation, account statement or report required to be made by any Access Person (during the past five (5) years);

d. a copy of each report made by the CCO during the past five (5) years with respect to the Code;

e. a record of all persons, currently or within the last five (5) years, who are or were required to submit transaction reports or holdings reports to the CCO pursuant to Section VII above or who are or were responsible for reviewing these reports;

f. a record of any violation of the Code and of any action taken as a result of such violation (during the past five (5) years);

g. a record of all exceptions granted from the Code during the past five (5) years;

X. SANCTIONS

A.           Imposition of Sanctions

If a determination is made that a Supervised Person has committed a violation of the Code, sanctions may be imposed, or other actions taken, including: a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the Securities and Exchange Commission (“SEC”), criminal referral, and termination of the employment of the violator for cause. A Supervised Person also may be required to reverse the trade(s) in question and forfeit any resulting profit or absorb any resulting loss. The amount of profit shall be calculated and shall be forwarded to a charitable organization.

B.           Authority

The CCO has sole authority to determine the remedy for any violation of the Code, including appropriate disposition of any moneys forfeited pursuant to this provision. Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

C.           Principals Report

Whenever it is determined that a Supervised Person has committed a violation of this Code that merits significant remedial action, a report will be presented at the next regularly scheduled meeting of the Principals, providing information relating to the investigation of the violation, including any sanctions as they deem appropriate. The Principals shall have access to all information considered in relation to the case. The CCO may determine whether to delay the imposition of any sanctions pending review by the Principals.

XI. CONFIDENTIALITY

All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of Securities Transactions hereunder will be made available to the SEC or any other regulatory or self-regulatory to the extent required by law or regulation.

XII. OTHER LAWS, RULES AND STATEMENTS OF POLICY.

Nothing contained in this Code shall be interpreted as relieving any Supervised Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person.

XIII. FURTHER INFORMATION

If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any Securities Transaction, he/she should consult the CCO.

XIV. EXCEPTIONS

Although exceptions to the Code will rarely, if ever, be granted, the CCO may grant exceptions to the requirements of the Code on a case by case basis upon a finding that the proposed conduct involves negligible opportunity for abuse.

Appendix 1
DEFINITIONS

Access Person means any Supervised Person (i) who has access to nonpublic information regarding any Advisory Client’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund, or (ii) who has access to such recommendations that are nonpublic. All directors, officers and partners of the Adviser are presumed to be Access Persons.

Account means the following securities accounts: any personal account; any joint or tenant-in-common account in which the person has an interest or is a participant; any account for which the person acts as trustee, executor, or custodian; any account over which the person has investment discretion or otherwise can exercise control (other than non-related client accounts over which the person has investment discretion), including the accounts of entities controlled directly or indirectly by the person; any other account in which the person has a direct or indirect Beneficial Interest and any account in which an Immediate Family member has a Beneficial Interest; provided, however that Account shall not include any securities account over which the person has no investment discretion and cannot exercise control over any investment decisions; including any blind trusts.

Beneficial Ownership/Beneficial Interest means a direct or indirect "pecuniary interest," as defined in subparagraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “1934 Act”) that is held or shared by a person directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, in a security. The term "pecuniary interest," as it is defined under the 1934 Act, is generally understood to mean having the opportunity to share, directly or indirectly, in any profit or loss on a transaction in Securities, including but not limited to all joint accounts, partnerships and trusts. An Access Person is presumed to have Beneficial Ownership of any Immediate Family member's account.

Covered Security means a “security” as defined in section 2(a)(36) of the Investment Company Act of 1940, as amended, except that it does not include direct obligations of the United States government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, repurchase agreements, or shares issued by open-end funds.

Immediate Family means a person’s spouse, a person’s minor child, any adult residing in the same household as the person, any relative dependant on the person for financial support, and any other person designated by the CCO.

Initial Public Offering means an offering of securities registered under the Securities Act of 1933, as amended (the “1933 Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the 1934 Act.

Limited Offering means an offering that is exempt from registration under the 1933 Act pursuant to section 4(2) or section 4(6) or 77d(6)) or pursuant to Rule 504, Rule 505, or Rule 506 under the 1933 Act.

Portfolio Securities means stocks, notes, bonds, debentures, or other evidences of indebtedness, and all derivative investments, such as options and warrants, being held by any fund for which the Adviser serves as an investment adviser, or presently being contemplated for purchase by any such fund.

Reportable Fund means any fund for which the Adviser serves as an investment adviser or any fund whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser.

Reportable Security means a “security,” as defined in Section 202(a)(18) of the Adviser’s Act except that it does not include direct obligations of the United States government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, repurchase agreements, shares issued by money market funds, shares issued by open-end funds other than Reportable Funds, and shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

Securities Transaction means a purchase or sale of securities, or writing an option to purchase or sell a security.

Supervised Person means the Adviser’s officers, directors, partners, employees and any other persons who provide advice on behalf of the Adviser and are subject to the Adviser’s supervision and control.

2
Appendix 2

ACCESS PERSON PRECLEARANCE REQUEST FORM

CCO:

On each of the dates proposed below, I hereby request permission to effect a transaction in the securities indicated below on behalf of myself, my Immediate Family (as defined in the Code of Ethics dated August, 2007 (the “Code”) adopted pursuant to Rule 204A-1 under the Investment Advisers Act of 1940, as amended), trusts of which I am trustee or another account in which I have a beneficial interest or legal title, and which are required to be pre-approved pursuant to the Code.

(Use approximate dates and amounts of proposed transactions.)

Name of Security	Proposed Date of Transaction	No. of Shares or Principal Amount	Dollar Amount Of Transaction	Nature of Transaction (Purchase, Sale, Other)	Broker/Dealer or Bank	Price

Name:
Title:
Entity:
Date:	Signature:
Permission Granted	Permission Denied
Date:	Signature:
CCO

APPENDIX 3

ACCESS PERSON INITIAL HOLDINGS REPORT

CCO:

As a condition of my being an Access Person of REX Capital Advisers, LLC, and as required by the U.S. Securities and Exchange Commission, the following is a list of all securities (excluding mutual and money market funds other than shares of mutual funds advised by REX Capital Advisers, LLC, bank certificates of deposit and direct obligations of the U.S. Government) in which I have a direct or indirect beneficial interest.

Name of Security	Type of Security	Stock Symbol or CUSIP # (If Applicable and Known)	Number of Shares	Principal Amount	Name of Entity Holding the Security	Account Number

Please use additional pages if necessary. This Report must be dated no later than 10 days after becoming employed.

Name:
Title:
Signature:
Date:

Acknowledged and approved this          day           of ,         .

APPENDIX 4

ACCESS PERSON ANNUAL HOLDINGS REPORT

CCO:

As a condition of my being an Access Person of REX Capital Advisers, LLC, and as required by the U.S. Securities and Exchange Commission, the following is a list of all securities (excluding mutual and money market funds other than shares of mutual funds advised by REX Capital Advisers, LLC, bank certificates of deposit and direct obligations of the U.S. Government) in which I have a direct or indirect interest. All information must be current as of a date no more than 30 days before the report is submitted.

” I hold no securities requiring disclosure (please mark box and sign below).

Name of Security	Type of Security	Stock Symbol or CUSIP # (If Applicable and Known)	Number of Shares	Principal Amount	Name of Entity Holding the Security	Account Number

Please use additional pages if necessary.

Name:
Title:
Signature:
Date:

Acknowledged and approved this          day          of ,           .

APPENDIX 5
SUPERVISED PERSON CERTIFICATION FORM

REX Capital Advisers, LLC
One North End Avenue,
New York, NY 10282
Attention: CCO:

I hereby certify that:

I have received, read and understand (the “Code”). I hereby agree to certify on an annual basis that I have complied with the requirements of the Code.

Access Person Signature

Print Name

Dated:

APPENDIX 6
ACCESS PERSON CERTIFICATION FORM

REX Capital Advisers, LLC
One North End Avenue,
New York, NY 10282
Attention: CCO:

I hereby certify that:

I have received, read and understand the Code of (the “Code”). I hereby agree to certify on an annual basis that I have complied with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

Access Person Signature

Print Name

Dated: